Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

SYNIVERSE HOLDINGS, INC.

SUBSIDIARIES OF REGISTRANT

AS OF DECEMBER 31, 2011

Subsidiary Name	State or Other Jurisdiction of Incorporation
Syniverse Technologies, Inc.	Delaware
Syniverse Technologies Brience LLC	Delaware
Perfect Profit International Limited	British Virgin Islands
Syniverse Technologies S.R.L. de C.V.	Mexico
Syniverse Technologies Korea Yuhan Hoesa	South Korea
Syniverse Technologies S.R.L.	Argentina
Syniverse Technologies Prestacao de Servicos Ltda	Brazil
Syniverse Technologies K.K.	Japan
Syniverse Technologies BV	Netherlands
Syniverse Holdings Limited	United Kingdom
Syniverse Technologies LLC	Delaware
Syniverse Technologies Limited	United Kingdom
Syniverse Technologies (India) Private Ltd	India
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Highwoods Corporation	Delaware
Syniverse Technologies Limited Luxembourg S.a.r.l.	Luxembourg
Syniverse Technologies (Clearing Solutions) Limited	United Kingdom
Syniverse Technologies (Financial Clearing) Limited	United Kingdom
Syniverse Technologies GmbH	Germany
Skylead Assets Limited	British Virgin Islands
Syniverse Technologies Network Solutions (Singapore) Pte Ltd	Singapore
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Technologies (Singapore) Pte Ltd	Singapore
Syniverse Technologies (Malaysia) Sdn Bhd	Malaysia
Syniverse Technologies (Australia) Pty Ltd	Australia
Syniverse Technologies IOB (Australia) Pty. Ltd.	Australia
Syniverse Technologies (Network Solutions Asia Pacific) Limited	Hong Kong
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies (Shenchen) Limited	PRC
Syniverse Technologies (Beijing) Limited	PRC
Syniverse Technologies Services (India) Private Limited	India
Syniverse Holdings (Mauritius)	Mauritius
The Rapid Roaming Company	Florida
Syniverse ICX Corporation	Delaware
Syniverse Technologies Luxembourg Holdings S.a.r.l.	Luxembourg
Syniverse Asia Finance Holding S.a.r.l.	Luxembourg
Syniverse Asia Finance S.a.r.l.	Luxembourg
Syniverse Europe Finance Holdings S.a.r.l.	Luxembourg
Syniverse Europe Finance S.a.r.l.	Luxembourg